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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 5, 1999
                                (Date of Report)


                          fine.com INTERNATIONAL CORP.
                (Name of Registrant as Specified in its Charter)

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
           STATE OF WASHINGTON                          0-22805                              91-1657402
(State or Other Jurisdiction of Incorporation)    Commission File Number          (IRS Employer Identification Number)
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                          1525 FOURTH AVENUE, SUITE 800
                         SEATTLE, WASHINGTON 98101-1648
                    (Address of Principal Executive Offices)


                                  206-292-2888
                               (Telephone Number)


This Amendment to the Registrant's Current Report on Form 8/K dated May 17, 1999, originally filed on May 28, 1999, is being filed to update the information set forth in Item 5. This Amendment restates the subject Current Report in its entirety (exclusive of the exhibits thereto).

ITEM 5.  OTHER EVENTS

     On May 17, 1999, fine.com International Corp. (the "Company") entered into a definitive merger agreement with ARIS Corporation, a provider of international IT consulting, training and software ("ARIS"), under which ARIS agreed to acquire all of the outstanding shares of Company common stock for up to $12.25 million. The Company filed a Current Report on Form 8-K to report the signing of the definitive merger agreement.

     On August 5, 1999, the Company and ARIS entered into an amended and restated merger agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K/A. Under terms of the amended and restated merger agreement, ARIS has agreed to pay the Company's shareholders ARIS common stock or ARIS common stock and cash equal to $4.5531 per share of Company stock. The ratio of ARIS stock to cash will continue to depend on the average closing price of ARIS common stock during a period of ten trading days ending on the second trading day before the Company's shareholders meeting to approve the transaction.

     ARIS will issue up to .3717 shares of ARIS common stock per share of Company stock. If the value of .3717 shares of ARIS stock is less than $4.5531, then ARIS will pay the difference in cash up to $1.115. If the value of .3717 shares of ARIS stock plus $1.115 in cash is less than $4.5531, then ARIS will issue additional shares of ARIS stock sufficient to result in a total value of $4.5531 per Company share.
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]
     Each of the Company's and ARIS's Board of Directors has unanimously approved the transaction. In addition, as part of the merger agreement, each of the Company's directors, its Chief Executive Officer and its Executive Vice President of Finance and Operations have entered into a voting agreement with ARIS pursuant to which, subject to the terms of the merger agreement and the voting agreement, each such person has agreed to vote his shares of Company common stock in favor of the merger and has granted a proxy to ARIS for such purpose. Consummation of the merger is subject to approval by the Company's shareholders at a special meeting of shareholders currently scheduled for August 31, 1999. The merger is expected to be completed as soon as practicable following the special meeting of shareholders and following satisfaction or waiver of all the other conditions to closing contained in the merger agreement, including favorable tax treatment of the acquisition and the approval of the Company's stockholders.

     The Company issued a press release announcing the signing of the merger agreement on May 18, 1999, which was filed as an exhibit to the initial filing of this Current Report on Form 8-K.

     The Company and ARIS issued a press release on August 5, 1999 announcing the date of the Company's shareholders' meeting and the terms of the amended and restated merger agreement. This press release is filed as Exhibit 99.2 to this Amended Current Report on Form 8-K/A. The Company's proxy statement for the special meeting of shareholders and the other terms of the merger are also described in the combined proxy statement/prospectus forming a part of ARIS's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (File No. 333-84595).

ITEM 7.   EXHIBITS


       (c) Exhibits.
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
          Number                     Description
         -------                     -----------
          99.1 Amended and Restated Agreement and Plan of Merger, dated August 5, 1999, by and among ARIS Corporation, fine.com International Corp., ARIS Interactive, Inc., Daniel M. Fine, Frank Hadam, and Herbert L. Fine

          99.2 Press Release dated August 5, 1999: "fine.com Schedules Shareholders Meeting Date to Vote On Merger With ARIS Corporation; Acquisition Agreement Terms Amended"
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                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, dated as of August 18, 1999.

                                       fine.com INTERNATIONAL CORP.


                                       By         /s/ Timothy J. Carroll
                                            ----------------------------------
                                                    Timothy J. Carroll
                                               Executive Vice President of
                                                  Finance and Operations